NOTE: Certain portions of this document have been omitted based on a request for confidential treatment. The non-public information has been filed with the Securities and Exchange Commission. Omitted portions are designated with asterisks ("*").

         Interinstitutional Agreement Between The University of Florida
            Research Foundation, Inc. and Ixion Biotechnologies Inc.


              ----------------------------------------------------


         This Interinstitutional Agreement ("Agreement"), is effective this 4th day of February, 1999, between the University of Florida Research Foundation, Inc. ("UFRF"), a direct support organization of the University of Florida (AUF@), having an address at 223 Grinter Hall, Gainesville, Florida 32611 and Ixion Biotechnology, Inc.(AIxion@), a corporation of the State of Delaware having an address at 13709 Progress Blvd., Alachua Florida 32615.

                                    RECITALS

     Whereas, certain inventions were made by Dr. Ammon B. Peck of the University of Florida and Dr. Harmeet Sidhu of Ixion ("inventors");

     Whereas, Dr. Peck, in accordance with his employment agreement with the UF, is required to assign his interest in any Patent Rights (as hereafter defined) covering inventions made during the course of his employment with UF, and has assigned such rights in the Inventions to UF;

     Whereas, UF, in turn has assigned its Patent Rights in the inventions to UFRF;

     Whereas, Dr. Sidhu has assigned her interest in any Patent Rights to Ixion;

     Whereas, Ixion and UFRF intend that Ixion will assume exclusive responsibility for administering , commercializing and licensing Patent Rights in the Diagnostic Field, and that UFRF will not license its interests in Patent Rights in the Diagnostic Field during the term of this Agreement;

     Whereas, UFRF and Ixion want the inventions to be commercialized to the fullest extent so that commercial products and other benefits from licensing can be enjoyed by the general public;

                                    AGREEMENT

         Now, therefore, the parties agree as follows:

1.       Definitions

         The terms used in this Agreement shall have the following meaning:

         1.1 "Patent Rights" shall mean U.S. patent application No. 60/064,823, entitled "DNA-based Quantitation of Enteric Bacteria", identified by UFRF as UF#1797 and by Ixion as UF-210.X.C1, and all patents and patent applications that claim the priority of this application, including any continuations, divisionals, foreign patents and/or reissues thereof.

         1.2 "License Agreement(s)" shall mean any agreement(s) entered into by Ixion that grants Licensee(s) the right to make, use, or sell products or use processes, covered by Patent Rights.

         1.3 "Licensee(s)" shall mean any party that enters into a License Agreement(s) with Ixion.

         1.4 "Qualified Payments" shall mean any royalties, license fees, milestone payments or other payments or consideration except Research Support Payments and Qualified Equity Investments.

         1.5 "Research Support Payments" shall mean any payment other than a royalty or license fee that is made to Ixion by a Licensee for which either: (i) Ixion has an obligation to the party paying the funds to apply such funds to the research and development of a product that is intended to generate Royalty Income; or (ii) the agreement provides that Ixion is being reimbursed for past costs incurred in the research and development of a product that is intended to generate Royalty Income and Ixion has provided a breakdown of the past research and development costs to the party paying it such funds and to UFRF. For purposes of this definition, allocable general overhead costs may be included in the research and development costs covered by the applicable payment, provided that such costs do not exceed 44% of the specific research and development costs.

         1.6 "Qualified Equity Investments" shall mean amounts paid to Ixion as consideration for an equity interest in Ixion, but only to the extent that such consideration does not exceed the fair market value of the shares received by the other party. Any excess shall be included in Qualified Payments, except to the extent that the excess is a Research Support Payment as described above.

         1.7 "Royalty Income" shall mean any Qualified Payments that are received by Ixion with respect to any of the following:

                   (a) any Qualified Payments received pursuant to a license agreement under which any Patent Rights are licensed;

                  (b) any Qualified Payments received from any person or entity that has been granted a license under the Patent Rights, without regard to whether such payments or other forms of compensation are made with respect to the Patent Rights or are made with respect to any other patents, intellectual property or other rights or obligations, unless such Qualified Payment is received solely with respect to products other than a Licensed Product, or development or milestones that are not related to a Licensed Product; or

                  (c) any Qualified Payments received from any person or entity with respect to or in settlement of any infringement to the same extent that such payments would have been considered Royalty Income under paragraphs (a) or (b) of this definition if the payments had been received under a license agreement with the party.

         1.8 "Net Royalty Income" shall mean Royalty Income less Permitted Royalty Payments.

         1.9 "Permitted Royalty Payments" shall mean: (a) royalties and other payments made by Ixion to an unrelated third party pursuant to an arms-length agreement to the extent such royalties are payable with respect to the use of an intellectual property right that is required in order to sell a Licensed Product for which Royalty Income is recognized under the definition of Royalty Income;
(b) any damages or settlement amounts paid by Ixion to an unrelated third party, or costs of Ixion incurred in connection therewith, with respect to the infringement of intellectual property rights other than the Patent Rights to the extent the infringement of such intellectual property right resulted from the manufacture use or sale of a Licensed Product for which Royalty Income is recognized under the definition of Royalty Income.

         1.10      "Licensed Product" and "Licensed Process" shall mean:

                  1.10.1 In the case of a Licensed Product, any product or part thereof developed by or on behalf of Licensee which:

                           (i) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in any country in which any product is made, used or sold; or

                           (ii) is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in any country in which any such process is used or in which any such product is used or sold.

                  1.10.2 In the case of a Licensed Process, any process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Patent Rights in any country in which such process is practiced.

         1.11 "Net Sales" shall mean Ixion's gross sales (excluding Royalty Income) from the sale or lease of Licensed Products and Licensed Processes less the sum of the following:

                  1.11.1 discounts allowed in amounts customary in the trade and brokers' or agents' commissions, if any, allowed and paid to independent parties in arms-length transactions;

                  1.11.2 excise, value-added, or sales taxes, tariff duties or use taxes directly imposed and with reference to particular sales;

                  1.11.3   outbound transportation prepaid or allowed;

                  1.11.4   amounts allowed or credited on returns; and

                  1.11.5   packing  costs  and   insurance   costs  if  itemized
separately.

     No deductions shall be made for commissions paid to individuals regularly employed by Ixion and on its payroll, or for cost of collections.

         1.12 "Diagnostic Field" shall mean the field of Licensed Products used for the purpose of diagnosing diseases in animals, including humans.

         1.13 "Other Field" shall mean any field of use other than the Diagnostic Field.

         2.       Grant of Rights.

         2.1 UFRF grants to Ixion the exclusive right to negotiate, execute, and administer License Agreement(s) in the Diagnostic Field. Unless this Agreement is terminated and there are no License Agreement(s) in effect or in negotiation, in accordance with Article 6 (Termination): (a) UFRF will not license Patent Rights in the Diagnostic Field; and (b) UFRF will, to the extent it is permitted under applicable agreements with other parties, notify Ixion of applications of the Patent Rights in Other Fields of which it becomes aware and consult with Ixion concerning such Other Fields before granting any license under the Patent Rights in such Other Fields. This Agreement and any License Agreement(s) shall be subject to the reservation of a right by UFRF, on behalf of the University of Florida to practice under the Patent Rights for research purposes only, including research for any sponsors.

         2.2 Ixion will use its best efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous, and diligent program for exploitation of the Patent Rights to attain commercialization of Licensed Products and Licensed Processes, or at its election, will actively and diligently seek Licensee(s) for the commercial development of Patent Rights and will administer all License Agreement(s) for the mutual benefit of the parties to this Agreement.

         2.3 Ixion will have the final authority to enter into negotiations and execute License Agreement(s) in the Diagnostic Field. Ixion will provide UFRF with copies of all License Agreements(s) issued. UFRF will keep these documents and related documentation confidential in accordance with Article 7 (Confidentiality), except that UFRF may disclose the existence of any License Agreement(s), but only to the extent of the granting clause.

         2.4 For as long as this Agreement is in effect, Ixion shall pay to UFRF twenty-five percent (**%) of Net Royalty Income.

         2.5 During the life of this Agreement, each party will be solely responsible for calculating and distributing to its respective inventors named on patents contained in Patent Rights its share of Net Royalty Income in accordance with its own policy.

         2.6 Any respective License Agreement will include provisions, or substantially similar provisions, as follows:

                 2.6.1 "Nothing in this Agreement will be construed as: an obligation to bring or prosecute actions or suits against third parties for patent infringement; conferring by implication, estoppel, or otherwise any license or rights under any patents of University of Florida Research Foundation, Inc. ("UFRF") other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights; or an obligation to furnish any know-how not provided in Patent Rights."

                 2.6.2. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS."

                 2.6.3 "Licensee will (and requires its sublicensees to) indemnify, hold harmless and defend UFRF, the University of Florida ("UF"), their officers, employees, and agents; the sponsors of the research that led to the Invention; the inventors of any invention covered by Patent Rights (including the Licensed Products and methods contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but not be limited to, any product liability."

                  2.6.4 "Because this Agreement grants the exclusive right to make, use or sell the Licensed Products in the United States, Licensee acknowledges that any Licensed Products embodying the Invention or produced through the use thereof will be manufactured substantially in the United States."

                  2.6.7 "Nothing in this Agreement will be deemed to limit the right to publish any and all technical data of UFRF or UF resulting from any research performed by UFRF relating to the invention, and to make and use the invention, Licensed Product(s), method(s), and associated technology solely for educational and research purposes, and for purposes not covered by this Agreement."

                  2.6.8 "Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity, or other promotional activities, any name, trade name, trademark, or other designation of UF or UFRF (including contraction, abbreviation, or simulation of any of the foregoing). Unless required by law, the use by Licensee of the names "UF", "UFRF", AUniversity of Florida@ or "University of Florida Research Foundation" is expressly prohibited."

3.       Other Consideration and Reports

         3.1 Ixion shall deliver to UFRF on or before a date 90 days from the date hereof a business plan, prospectus, or annual report containing a plan for further research and development of a product relating to the Patent Rights. Such document (or extract from such document) shall show generally for the forthcoming fiscal year the amount of money, number and kind of personnel, and time budgeted for such product development. Ixion shall provide similar plans or extracts to UFRF on an annual basis on or before the ninetieth (90th) day following the close of each fiscal year. All development activities and strategies and all aspects of product design and decisions to market and the like are entirely at the discretion of Ixion, and Ixion shall rely entirely on either its own expertise or on the expertise of its own consultants with respect thereto. UFRF's review of Licensee's business plan, prospectus, or annual report is solely to verify the existence of Ixion's commitment to development activity and to ensure compliance with Ixion's obligations to commercialize the inventions of the Patent Rights, as set forth above.

         3.2 Ixion agrees that the first commercial sale of Licensed Products by Ixion or its Licensee to the retail customer shall occur on or before ten years from the date of this Agreement or this Agreement shall terminate pursuant to
Section 6.5 hereto.

         3.3. In addition to any other consideration hereunder, Ixion agrees to pay to UFRF a royalty calculated as a percentage of the Net Sales in accordance with the terms and conditions of this Agreement. The royalty is deemed earned as of the earlier of the date the Licensed Product and/or Licensed Process is actually sold and paid for, the date an invoice is sent by Ixion, or the date a Licensed Product and/or Licensed Process is transferred by Ixion to a third party for any promotional reasons. The royalty shall remain fixed while this Agreement is in effect at a rate of four percent (4%) of the Net Sales.

         3.4.     Accounting; Payments.

                 3.4.1 Amounts owing to UFRF under this Agreement shall be paid on a quarterly basis, with such amounts due and received by UFRF on or before the thirtieth day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty (30) days after they are due to UFRF shall accrue interest until paid at the rate of the lesser of one and one-half percent (1.5%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.

                  3.4.2 Except as otherwise directed, all amounts owing to UFRF under this Agreement shall be paid in U.S. dollars to UFRF at the address provided in Section
                           8.1. All royalties owing with respect to Net Sales stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment.

                 3.4.3 A full accounting showing how any amounts payable to UFRF under this Agreement have been calculated shall be submitted to UFRF on the date of each such payment. With respect to payments under Section 3.3, such accounting shall be on a per-country and product line, model or trade name basis and shall be summarized on the form shown in Appendix A of this Agreement. With respect to payments made under Section 2.4, such accounting shall be on a per Licensee, per-country basis. In the event no payment is owed to UFRF for any reason, an accounting demonstrating that fact shall be supplied to UFRF.

                  3.4.4 UFRF is exempt from paying income taxes under U.S. law. Therefore, all payments due under Section 3.3 of this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on UFRF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to UFRF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Ixion.

                 3.4.5 Ixion will keep accurate accounts of all Royalty Income received by it from each Licensee(s) and all Permitted Royalties deducted to derive the Net Royalty Income. Ixion shall also keep books and records sufficient to verify the accuracy and completeness of Ixion's accounting with respect to Net Sales, including without limitation inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. All such books and records shall be preserved for a period not less than six years after they are created, both during and after the term of this Agreement. Ixion will permit UFRF to employ a certified public accounting firm, reasonably acceptable to Ixion, to examine its books and records at reasonable time, but not more than once a year, in order to verify the payments due or owing under this Agreement. Said books and records of a given fiscal year may be examined only once. The fees and expenses of the certified public accounting firm will be borne by UFRF. If a payment deficiency under this Agreement for a calendar year exceeds five percent (5%) of the amounts paid for that year, then Ixion shall be responsible for paying UFRF's out-of-pocket expenses incurred with respect to such review.


4.       Patent Prosecution and Protection

         4.1 Ixion shall have the exclusive right to maintain Patent Rights, subject to UFRF's rights in Section 4.4. Ixion shall be responsible for all costs and expenses with respect to prosecuting and maintaining Patent Rights and with respect to any re-examinations, interferences, oppositions or invalidity litigation.

         4.2 Ixion and UFRF will use all reasonable efforts to cooperate with each other with respect to patent maintenance, licensing, and execution of assignments of Patent Rights contemplated under this Agreement.

         4.3 Ixion will reimburse UFRF for any past and future costs and charges it may have incurred or may in the future incur with respect to any filing, prosecuting and maintaining Patent Rights or the pursuit of any reexamination, interference, opposition or invalidity litigation proceedings related to Patent Rights, provided that for future costs Ixion shall have approved the incurrence of such cost in advance. Ixion will reimburse UFRF for all of these costs and charges within 30 days following receipt of an itemized invoice from UFRF.

         4.4 Ixion agrees that UFRF shall have the right to contact Ixion's patent counsel with respect to any matters relating to the Patent Rights and Ixion shall direct such counsel to provide any information concerning the filing, prosecution or maintenance of any Patent Rights at the same time such information is provided to Ixion. At least 30 days before Ixion abandons any Patent Right (including any application), Ixion will first notify UFRF of such intention. UFRF shall have the right to assume the prosecution or maintenance of such Patent right at its own expense. In such event, with regard to any Patent Rights issuing out of such application, the rights and obligations of the parties under this Agreement with respect to the use and licensing of such rights shall be reversed unless the parties agree in writing otherwise. By way of example but not limitation, UFRF shall then have the right to license such rights to others and Ixion shall have agreed not to license such rights to others in the Diagnostic Field and UFRF will pay Ixion 25% of the Net Royalty Income received by UFRF.

5.       Legal Actions.

         5.1. Ixion shall have the sole and exclusive right to determine whether or not the parties hereto shall engage in and prosecute any legal actions involving Patent Rights, including without limitation interferences, oppositions, reissues, reexaminations, or infringement or validity actions including appeal proceedings in any of them. Such actions shall be at Ixion's cost and shall be under the exclusive control of Ixion. Upon request by Ixion, UFRF shall join in an action and otherwise provide Ixion with such assistance and information as may be useful to Ixion in connection with Ixion's taking such action. Ixion shall reimburse UFRF for UFRF's reasonable out-of-pocket expenses incurred in providing such assistance. Ixion shall have the right to assign its rights under this Section 5 to any of Ixion's licensees under Patent Rights.

         5.2. Any monetary recoveries actually received and retained by Ixion from actions referred to in Section 5.1 shall be treated as Royalty Income.


6.       Termination

         6.1. The term of this Agreement shall begin on the Effective Date of this Agreement and continue until such time as no patent comprising the Patent Rights remains an enforceable patent.

         6.2 If Ixion at any time defaults in the timely payment of any monies due to UFRF or commits any breach of any other covenant herein contained, and Ixion fails to remedy any such breach or default within ninety (90) days after written notice thereof by UFRF, UFRF may, at its option, terminate this Agreement by giving thirty (30) days notice of termination to Ixion.

         6.4 UFRF may terminate this Agreement upon the occurrence of the third separate default by Ixion within any consecutive three-year period for failure to pay any amounts under this Agreement when due.

         6.5 UFRF may terminate  this  Agreement by giving Ixion at least ninety
(90) days written notice if the date of first commercial sale does not occur on or before the date specified in Section 3.2.

         6.6 If this Agreement has been in effect for at least five (5) years and if a License Agreement(s) is not in effect or in negotiation, then either party may terminate this Agreement for any reason upon at least 60 day=s written notice (ANotice of Termination@) to the remaining party, but in any event not less than 60 days before the date that responses to any pending Patent Office actions need to be taken to preserve Patent Rights.

         6.7 If UFRF terminates this Agreement, then Ixion's obligation to pay all costs related to Patent Rights and incurred in accordance with Article 4 (Patent Prosecution and Protection) will terminate, but shall not relieve Ixion of any obligation to pay expenses which accrued prior to the date of termination.

         6.8 Termination of this Agreement will not relieve either party of any obligation or liability accrued under this Agreement before termination or rescind any payments made or due before termination. In addition, termination will not relieve Ixion of paying royalties to UFRF for Net Royalty Income received by Ixion under License Agreements entered into prior to the date of the termination.

         6.9 Any termination of this Agreement will not affect the rights and obligations set further in the following Articles:

                  Article  6        Termination

                  Article  7        Confidentiality


7.       Confidentiality

         7.1 Ixion and UFRF respectively will treat and maintain the proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information (AProprietary Information@) of the other party in confidence using at least the same degree of care as that party uses to protect its own Proprietary Information of a like nature for a period from the date of disclosure until three (3) years after the date of termination of this Agreement.

         7.2 Proprietary Information will be labeled or marked confidential or as otherwise similarly appropriate by the disclosing party, or if the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as specified above by the disclosing party, and delivered to the receiving party within 30 days after the oral disclosure as a record of the confidential nature.

         7.3 Nothing contained herein will in any way restrict or impair the right of Ixion or UFRF to use, disclose, or otherwise deal with any Proprietary
Information:

                  7.3.1 that recipient can prove by written records was previously known to it;

                  7.3.2 that is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

                  7.3.3 that is lawfully obtained without restrictions by recipient from sources independent of the disclosing faculty;

7.3.4 that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or in accordance with the lawful requirement or request of a governmental entity or agency;

                  7.3.5 that Ixion or UFRF is required to disclose in accordance with applicable laws of their respective states.


         7.4 Nothing under this Agreement or any other agreement between Ixion and UFRF shall be construed to restrict the rights of the Inventors to publish in scientific journals, make presentations at public meetings, symposia, or at regional or national meetings documents that may contain Proprietary Information.

         7.5 Upon termination of this Agreement by either party, Ixion and UFRF will destroy or return to the disclosing party Proprietary Information received from the other in its possession within 15 days following the effective date of termination. If the Proprietary Information is destroyed, then the parties will provide to the disclosing party, within 30 days following termination, a written notice that the Proprietary Information has been destroyed. Ixion and UFRF may, however, retain one copy of the Proprietary Information of the other party
(solely for archival purposes in non-working confidential files for the sole purpose of verifying the ownership of the Proprietary Information), except that this Proprietary Information will be subject to the confidentiality provisions in Section 7.1 above.


8.       Notices

         8.1 Any notice or payment required to be given to either party will be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as may be designated by written notice given to the other party.

         To Ixion:                  Ixion Biotechnology, Inc.
                                    Attn.: General Counsel
                                    13709 Progress Blvd., Box 13
                                    Alachua, Florida 32615
                                    Tel.:  904-418-1428
                                    Fax.: 904-418-1583

         To UFRF:          University of Florida Research Foundation, Inc.
                                    Attn: Managing Director
                                    223 Grinter Hall
                                    Gainesville, FL 32611

                                    With a copy to:

                                    Dr. Ron Kudla
                                    Director, Office of Technology Licensing
                 University of Florida Research Foundation, Inc.
                            1938 West University Ave.
                           Gainesville, Florida 32611
                                    Tel: (352) 392-8929
                                    Fax: (352) 392-6600


9.       Warranties and Representations.

         9.1 UFRF and Ixion each warrant and represent that the policy of their respective institutions requires the inventor of the Patent Rights to assign to that institution all of his right, title and interest in and to any and all Patent Rights. UFRF and Ixion further warrants that it has not granted any licenses or other rights to any other party under any of Patent Rights.

         9.2 In the event either party now or in the future holds or acquires an interest in technology that can compete in the marketplace or otherwise with all or any part of any inventions or patents held by either of the parties, whether as a consequence of this Agreement or otherwise, the parties hereto agree that each of them may so proceed in its efforts to commercialize its technology (other than the Patent Rights) as, in its sole and best judgment, each deems appropriate. Furthermore, this Agreement in no way restricts either party from cooperating with or receiving cooperation from other public and private agencies, organizations, and individuals with respect to any of the normal activities of either of the parties.

         9.3 Neither party to this Agreement makes any other warranties or representation of any kind unless expressly stated in writing in this agreement or in an amendment thereto signed by both parties.


10.      Use of Names.

         Neither party may use the name of the other party in any way for advertising or publicity without the express written consent of the other party, provided, however, that Ixion has the right to use the name of UFRF within the context of a License Agreement and in filings and other disclosures required to be made under the law.


11.      Miscellaneous.

         Waiver by either party of any breach or default of any of the covenants or provisions of this Agreement will not be deemed a waiver of any other or similar breach or default. Nothing in this Agreement confers by implication, estoppel, or otherwise any license or rights under any patents of either party other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights. This Agreement shall be governed by and interpreted--and its performance enforced--in accordance with Florida law, except that the scope and validity of any patent application or patent will be governed and enforced by the laws of the applicable country of the patent application or patent. If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable. The parties hereto are independent contractors and not joint venturers or partners.


12.      Contract Formation and Authority.

         A. No agreement between the parties shall exist unless the duly authorized representative of Ixion and the Director of the Office of Technology Licensing of UFRF have signed this document within thirty (30) days of the effective date written on the first page of this Agreement.

         B. The persons signing on behalf of UFRF and Ixion hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

13.      Assignability

         This Agreement binds and inures to the benefit of the parties, their successors or assigns, but may not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld.


14.      Implied License

         NOTHING IN THIS AGREEMENT CONFERS BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSE OR RIGHTS UNDER ANY PATENTS OF EITHER PARTY OTHER THAN PATENT RIGHTS, REGARDLESS OF WHETHER THESE PATENTS ARE DOMINANT OR SUBORDINATE TO PATENT RIGHTS.


15.      Complete Agreement

         15.1 It is understood between Ixion and UFRF that this Agreement constitutes their entire agreement, both written and oral, and that all prior agreements respecting the subject matter of this Agreement, either written or oral, expressed or implied, are canceled.

         15.2 No amendment or modification of this Agreement will be binding upon the parties unless made in writing and signed on behalf of each party.

         15.3 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.


UNIVERSITY OF FLORIDA                       IXION BIOTECHNOLOGY, INC.
RESEARCH FOUNDATION, INC.


/s/ Ronald M. Kudla                         /s/ Weaver H. Gaines
Ronald M. Kudla, Ph.D., MBA                 Weaver H. Gaines
Director                                    Chairman and Chief Executive Officer
Office of Technology Licensing


Date: 3/2/99                                                  Date: 3/4/99


                                   APPENDIX A
                               UFRF ROYALTY REPORT

             Licensee:                                              Agreement No.:

             Inventor:                                             P# :   P
                      ----------------------------------------          ---
       Period Covered:     From:     /    / 199                    Through:         /  / 199
                                 -----------------------------                  -----
          Prepared By:                                                Date:
          Approved By:                                                Date:
                  If    license  covers  several  major  product  lines,  please
                        prepare a separate  report for each line.  Then  combine
                        all product lines into a summary report.
        Report Type:  |_|  Single Product Line Report:
                      |_|  Multiproduct Summary Report.  Page 1 of ______ Pages
                      |_|  Product Line Detail.  Line:                             Tradename:
                                                       --------------------------
                         Page:
Report Currency:|_|  U. S. Dollars      |_|  Other
------------ ----------------- ----------------- ---------------- ----------------- ==================================

                  Gross            * Less:             Net            Royalty             Period Royalty Amount
------------ ----------------- ----------------- ---------------- ----------------- ==================================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

  Country         Sales           Allowances          Sales             Rate           This Year        Last Year
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

U.S.A.
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

Canada
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

Europe:
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================


------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================


------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================


------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================


------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

Japan
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

Other:
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================


------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================


------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

TOTAL:
------------ ----------------- ----------------- ---------------- ----------------- ---------------- =================

Total Royalty: _____  Conversion Rate: ______  Royalty in U.S. Dollars:   $

           The following royalty forecast is non-binding and for UFRF's internal planning purposes only:

Royalty Forecast Under This Agreement:  Next Quarter:__________  Q2:__________
                                                  Q3:__________  Q4:__________


        ------------------------------------------------------------------------
        * On a separate page, please indicate the reasons for returns or other adjustments if significant.
--------------------------------------------------------------------------------
                Also note any unusual occurrences that affected royalty amounts during this period. To assist UFRF's forecasting, please comment on any significant expected trends in sales volume.
--------------------------------------------------------------------------------
        * On a separate page, please indicate the reasons for returns or other adjustments if significant.
--------------------------------------------------------------------------------
                Also note any unusual occurrences that affected royalty amounts during this period. To assist UFRF's forecasting, please comment on any significant expected trends in sales volume.